UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM	8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

X4 PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38295	27-3181608
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

61 North Beacon Street,	4th Floor
Boston,	Massachusetts	02134
(Address of principal executive offices)		(Zip Code)

(857) 529-8300
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)
_______________________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	XFOR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Definitive Material Agreement.
Securities Purchase Agreement

On August 11, 2025, X4 Pharmaceuticals, Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with several institutional accredited investors (the “Investors”), pursuant to which the Company agreed to issue and sell to the Investors in a private placement (the “Private Placement”) (i) an aggregate of 11,040,776 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a purchase price of $1.42 per Share, which represents the official closing price of the Common Stock on the Nasdaq Capital Market on August 11, 2025, and (ii) with respect to certain Investors, in lieu of Shares, pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of 31,234,731 shares of Common Stock at a purchase price of $1.419 per Pre-Funded Warrant. The price per Pre-Funded Warrant represents the price of $1.42 per Share to be sold in the Private Placement, minus the $0.001 per share exercise price of each such Pre-Funded Warrant. The Pre-Funded Warrants are exercisable at any time after their original issuance and will not expire until exercised in full.

The Pre-Funded Warrants to be issued in the Private Placement will provide that a holder of the Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if such holder, together with its affiliates, would beneficially own in excess of 4.99% (or, upon election by such holder, 9.99%) of the number of shares of the Company’s Common Stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that each holder may increase or decrease the Beneficial Ownership Limitation up to, and no higher than 19.99%, provided that any increase will not be effective until the 61st day following notice to the Company.

The Private Placement is expected to close on or about August 13, 2025 (the “Closing Date”), subject to the satisfaction of certain customary closing conditions. The Company expects to receive aggregate gross proceeds from the Private Placement of approximately $60 million, before deducting the placement agent commissions and estimated offering expenses payable by the Company. The Company expects the net proceeds from the Private Placement for continued development towards a potential additional approval of mavorixafor in chronic neutropenia in addition to the commercialization of WHIM.

The foregoing descriptions of the Securities Purchase Agreement and the Pre-Funded Warrants do not purport to be complete and are qualified in their entirety by reference to the Securities Purchase Agreement and the form of Pre-Funded Warrant, copies of which are filed as Exhibits 10.1 and 4.1 hereto, respectively, and incorporated by reference herein.

Registration Rights Agreement

On August 11, 2025, the Company entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors, pursuant to which the Company agreed to register for resale the Shares and the issuance of the shares of Common Stock underlying the Pre-Funded Warrants held by the Investors (the “Registrable Securities”). Under the Registration Rights Agreement, the Company has agreed to file a registration statement covering the resale of the Registrable Securities promptly following the Closing Date, and in no event later than 30 days from the Closing Date (the “Filing Deadline”). The Company has agreed to use commercially reasonable efforts to cause such registration statement to become effective as soon as practicable and to keep such registration statement effective until the date the Registrable Securities covered by such registration statement have been sold or may be resold pursuant to Rule 144 without restriction. The Company has agreed to be responsible for all fees and expenses incurred in connection with the registration of the Registrable Securities.

In the event (i) the registration statement has not been filed by the Filing Deadline, (ii) the registration statement has not been declared effective prior to the earlier of (A) 60 days following the Closing Date if the Company is notified by the U.S. Securities and Exchange Commission (the “SEC”) that the registration statement will not be reviewed by the SEC staff or is not subject to further comment by the SEC staff, or (B) 120 days following the Closing Date in the event the SEC notifies the Company that it will review the registration statement, or (iii) after the registration statement has been declared effective by the SEC, sales cannot be made pursuant to the registration statement for any reason including by reason of a stop order or the Company’s failure to update such registration statement, subject to certain limited exceptions, or, if the registration statement is on Form S-1, for a period of 20 days following the date on which the Company files a post-effective amendment to incorporate the Company’s Annual Report on Form 10-K, then the Company has agreed to make pro rata payments to each Investor as liquidated damages in an amount equal to 1% of the aggregate amount invested by each such Investor in the Registrable Securities per 30-day period or pro rata for any portion thereof for each such month during which such event continues, subject to certain caps set forth in the Registration Rights Agreement.

The Company has granted the Investors customary indemnification rights in connection with the registration statement. The Investors have also granted the Company customary indemnification rights in connection with the registration statement.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to Registration Rights Agreement, a copy of which is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Item 3.02	Unregistered Sales of Equity Securities.
To the extent required by Item 3.02 of Form 8-K, the information contained above in Item 1.01 relating to the Private Placement is hereby incorporated by reference into this Item 3.02. Based in part upon the representations of the Investors in the Securities Purchase Agreement, the offering and sale of the securities will be made in reliance on the exemption afforded by Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and corresponding provisions of state securities or “blue sky” laws. The securities will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements. The sale of the securities will not involve a public offering and will be made without general solicitation or general advertising. The Investors represented that they are accredited investors, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that they are acquiring the securities for investment purposes only and not with a view to any resale, distribution or other disposition of the securities in violation of the U.S. federal securities laws. A Form D filing will be made following the closing of the Private Placement in accordance with the requirements of Regulation D.

Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of Common Stock or other securities of the Company.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)

Departure of President, Chief Executive Officer and Principal Executive Officer

On August 11, 2025, Paula Ragan, Ph.D. notified the Company’s board of directors (the “Board”) of her resignation as President, Chief Executive Officer and principal executive officer of the Company and a member of the Board, in each case, effective as of 7 a.m. Eastern Standard Time on August 12, 2025 (the “Effective Time”) (the “CEO Separation”). Dr. Ragan’s resignation is not a result of any disagreement with the Company or any matter relating to financial policies or procedures. The Company anticipates entering into a separation agreement with Dr. Ragan (the “CEO Separation Agreement”), which shall provide that, subject to the Company’s receipt of a general release of claims against the Company, Dr. Ragan will receive (i) a one-time payment equal to 15 months of her current base salary, (ii) a one-time payment equal to approximately 87% of her target bonus for 2025, (iii) a monthly cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to her if she had remained employed by the Company until the earlier of 12 months following her last date of employment or the date she becomes eligible for health benefits through another employer or otherwise becomes ineligible for COBRA, and (iv) accelerated vesting of any currently unvested stock options and other stock-based awards currently held by Dr. Ragan.

The foregoing description of the CEO Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CEO Separation Agreement, a copy of which the Company intends to file as an exhibit to a future report under the Exchange Act after the execution of the CEO Separation Agreement.

Departure of Chief Financial Officer, Treasurer, Secretary and Principal Financial Officer

On August 11, 2025, Adam S. Mostafa notified the Board of his resignation as Chief Financial Officer, Treasurer, Secretary and principal financial officer of the Company, in each case, effective as of the Effective Time (the “CFO Separation”). The Company anticipates entering into a separation agreement with Mr. Mostafa (the “CFO Separation Agreement”), which shall provide that, subject to the Company’s receipt of a general release of claims against the Company, Mr. Mostafa will receive (i) a one-time payment equal to 12 months of his current base salary, (ii) a one-time payment equal to his target bonus for 2025, prorated through his last date of employment, (iii) a one-time cash payment equal to the monthly employer contribution that the Company would have made to provide health insurance to him if he had remained employed by the Company for six months, and (iv) accelerated vesting of any currently unvested stock options and other stock-based awards currently held by Mr. Mostafa.

The foregoing description of the CFO Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the CFO Separation Agreement, a copy of which the Company intends to file as an exhibit to a future report under the Exchange Act after the execution of the CFO Separation Agreement.

(c)(d)

Appointment of Executive Chairman, Director and Principal Executive Officer

In connection with the CEO Separation, on August 11, 2025, the Board appointed Adam Raymond Craig, M.D., Ph.D., as the Executive Chairman and “principal executive officer” of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), effective as of the Effective Time.

On August 11, 2025, the Board also appointed Dr. Craig to serve on the Board as a Class II director, effective as of the Effective Time, until the Company’s annual meeting of stockholders in 2028 or his earlier death, resignation or removal. Also on August 11, 2025, Michael Wyzga notified the Board of his decision to transition from the Chairman of the Board to lead independent director of the Board, and the Board appointed Dr. Craig as the Chairman of the Board, in each case, effective as of the Effective Time.

Dr. Craig, age 59, most recently served as the Interim President and Chief Executive Officer of Stratus Therapeutics, Inc. (“Stratus Therapeutics,” formerly known as Garuda Therapeutics, Inc.) from August 2024 until March 2025. He also served as President, Chief Executive Officer and Interim Chief Medical Officer of CTI BioPharma Corp. (“CTI BioPharma”) and as a member of its board of directors from March 2017 until June 2023. He is a physician and experienced biopharmaceutical industry leader with extensive expertise in corporate strategic operations and governance, investor relations and financing; U.S. and EU regulatory engagement; and medical affairs and hematology and oncology research. Prior to CTI BioPharma, Dr. Craig worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies since 2016. Prior to consulting, Dr. Craig was Chief Medical Officer and Executive Vice President of Development of Sunesis Pharmaceuticals, a biopharmaceutical company developing novel targeted inhibitors for the treatment of hematologic and solid cancers, from 2012 to 2016. From 2008 to 2012, Dr. Craig was Chief Medical Officer and Senior Vice President of Chemgenex Pharmaceuticals Ltd, a biotechnology company which was acquired by Cephalon/Teva Pharmaceuticals in 2011. He also served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas. Dr. Craig has been a member of the board of directors of Stratus Therapeutics since August 2024. Dr. Craig earned his Medical Degree from Charing Cross and Westminster Medical School, University of London, a Ph.D. in Molecular Oncology from Leeds University in the U.K. and an M.B.A. from The Open University Business School (U.K.). Dr. Craig completed post-graduate training in Paediatrics, Neonatology and Paediatric Oncology and is a Member of both the Royal College of Physicians (London) and the Royal College of Paediatrics and Child Health. Dr. Craig’s experience as an executive in the pharmaceutical industry and knowledge of biopharmaceuticals led the Board to conclude that he is qualified to serve as a Class II director on the Board.

There are no family relationships between Dr. Craig and any director or executive officer of the Company. Dr. Craig is not party to any transaction with the Company that would require disclosure under Item 404(a) of Regulation S-K, and there are no arrangements or understandings between Dr. Craig and any other persons pursuant to which he was selected as the Executive Chairman or a director. In addition, Dr. Craig will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing officers and directors.

The Company entered into an employment agreement, dated August 11, 2025, with Dr. Craig (the “Craig Employment Agreement”), pursuant to which Dr. Craig will become the Executive Chairman of the Company, effective as of the Effective Time. The Craig Employment Agreement provides for, among other things, Dr. Craig’s service for 24 hours per week, an annual base salary of £340,000 (GBP) (equal to approximately $457,266), a target annual bonus opportunity of 60% of his base salary each year (with the target bonus for 2025 being pro-rated), an option grant equal to 1,609,873 shares of Common Stock subject to time-based vesting and a performance-based option grant equal to 2,640,845 shares of Common Stock. In addition, the Company shall reimburse Dr. Craig for the cost incurred by him to maintain private medical and dental insurance in an amount equal to £1,000 (GBP) per month. Dr. Craig will also be eligible to participate in the Company’s general employee benefit plans during his employment term.

Pursuant to the Craig Employment Agreement, if Dr. Craig is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Craig Employment Agreement), he will be entitled to: (i) all accrued and unpaid base salary through the termination date; (ii) continuing severance pay at a rate equal to one hundred percent (100%) of Dr. Craig’s base salary, plus the pro-rata portion of Dr. Craig’s target bonus for the calendar year in which the termination occurs based on the period worked by Dr. Craig during such calendar year prior to termination, as then in effect (less applicable withholding), for a period of eighteen (18) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Dr. Craig is entitled to reimbursement; (iv) the pro-rata portion of Dr. Craig’s target bonus for the calendar year in which the termination occurs based on the period worked such calendar year prior to termination; (v) reimbursement for Dr. Craig’s private medical and dental insurance in an amount equal to £1,000 (GBP) per month, until the earlier of eighteen (18) months from the date of termination or the date upon which Dr. Craig becomes eligible to receive health benefits through another employer; and (vi) accelerated vesting of any then-outstanding unvested equity awards. In the event that Dr. Craig is terminated without “Cause” or resigns for “Good Reason” within twenty-four (24) months after a “change of control period” (as such terms are defined in the Craig Employment Agreement), then he is entitled to: (i) all accrued and unpaid base salary through the termination date; (ii) continuing severance pay at a rate equal to 100% of Dr. Craig’s base salary, plus Dr. Craig’s target bonus, as then in effect (less applicable withholding), for a period of eighteen (18) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Dr. Craig is entitled to be reimbursed, but for which Dr. Craig has not yet been reimbursed as of the date of the termination; (iv) an amount equal to 100% of Dr. Craig’s target bonus for the calendar year in which the termination or resignation occurs in advance of such Target Bonus being earned; (v) reimbursement for Dr. Craig’s private medical and dental insurance in an amount equal to £1,000 (GBP) per month, until the earlier of eighteen (18) months from the date employment terminates or the date upon which Dr. Craig becomes eligible to receive health benefits through another employer; and (vi) the full acceleration of vesting of any then-outstanding unvested equity awards as of the date Dr. Craig’s employment with the Company terminated.

The foregoing description of the Craig Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Craig Employment Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Appointment of President

On August 11, 2025, John Volpone was appointed President of the Company, effective as of the Effective Time.

Mr. Volpone, age 50, is an independent biopharma consultant providing a variety of regulatory and business strategy consulting services since June 2023. Previously, he served in various roles at CTI BioPharma, including most recently as Executive Vice President and Chief of Staff from September 2021 until June 2023, Senior Vice President, Strategic Operations from September 2020 until September 2021 and Vice President, Strategic Operations – Global Program Lead from September 2017 until September 2020. He is an experienced biopharmaceutical leader in strategic business partnerships, licensing, regulatory engagements and commercialization. Mr. Volpone holds an M.B.A. from Seattle University and a B.Sc. in Biochemistry from University of Washington.

There are no family relationships between Mr. Volpone and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Volpone and any other person pursuant to which he was appointed as President of the Company, nor are there any transactions to which the Company is or was a participant in which Mr. Volpone has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K. In addition, Mr. Volpone will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing officers.

The Company entered into an employment agreement, dated August 11, 2025, with Mr. Volpone (the “Volpone Employment Agreement”), pursuant to which Mr. Volpone will become the President of the Company, effective as of the Effective Time. The Volpone Employment Agreement provides for, among other things, an annual base salary of $450,000, a target annual bonus opportunity of 40% of his base salary each year (with the target bonus for 2025 being pro-rated), an option grant equal to 1,609,873 shares of Common Stock subject to time-based vesting and a performance-based option grant equal to 2,640,845 shares of Common Stock. Mr. Volpone will also be eligible to participate in the Company’s general employee benefit plans during his employment term.

Pursuant to the Volpone Employment Agreement, if Mr. Volpone is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Volpone Employment Agreement), he will be entitled to: (i) all accrued and unpaid base salary through the termination date; (ii) continuing severance pay at a rate equal to one hundred percent (100%) of Mr. Volpone’s base salary, plus the pro-rata portion of Mr. Volpone’s target bonus for the calendar year in which the termination occurs based on the period worked by Mr. Volpone during such calendar year prior to termination, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Mr. Volpone is entitled to reimbursement, but for which Mr. Volpone has not yet been reimbursed; (iv) the pro-rata portion of the target bonus for the calendar year in which the termination occurs based on the period worked by Mr. Volpone during such calendar year prior to termination; (v) provided that Mr. Volpone elects COBRA coverage, reimbursement for a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date Mr. Volpone’s employment terminates, until the earlier of twelve (12) months from the date of termination or the date upon which Mr. Volpone becomes eligible to receive health benefits through another employer; and (vi) accelerated vesting of any then-outstanding unvested equity awards. In the event that Mr. Volpone is terminated without “Cause” or resigns for “Good Reason” within twenty-four (24) months after a “change of control period” (as such terms are defined in the Volpone Employment Agreement), then he is entitled to: (i) Mr. Volpone’s base salary through the effective date of the termination or resignation; (ii) continuing severance pay at a rate equal to 100% of Mr. Volpone’s base salary, plus Mr. Volpone’s target bonus, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Mr. Volpone is entitled to be reimbursement, but for which Mr. Volpone has not yet been reimbursed as of the date of the termination or resignation; (iv) an amount equal to 100% of Mr. Volpone’s target bonus for the calendar year in which the termination or resignation occurs in advance of such target bonus being earned; (v) provided that Mr. Volpone elects COBRA coverage, reimbursement for a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date Mr. Volpone’s employment terminates, until the earlier of twelve (12) months from the date employment terminates or the date upon which Mr. Volpone becomes eligible to receive health benefits through another employer; and (vi) the full acceleration of vesting of any then-outstanding unvested equity awards as of the date Mr. Volpone’s employment with the Company terminated.

The foregoing description of the Volpone Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Volpone Employment Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Appointment of Chief Financial Officer and Principal Financial and Accounting Officer

In connection with the CFO Separation, on August 11, 2025, David H. Kirske was appointed as Chief Financial Officer, Secretary and “principal financial officer” and “principal accounting officer” of the Company for purposes of Section 16 of the Exchange Act, effective as of the Effective Time.

Mr. Kirske, age 71, most recently served as the Chief Financial Officer of Stratus Therapeutics from September 2024 to May 2025. From August 2023 to September 2024, Mr. Kirske provided financial strategy for biotechnology companies as part of Madrona Financial Consulting. Prior to that, he served as CTI BioPharma’s Executive Vice President, Chief Financial Officer from September 2017 until June 2023. He is a finance, accounting and investor relations leader for public and emerging growth private companies primarily in the biotechnology industry, as well as in technology and manufacturing. His financial management experience includes overseeing finance, accounting, operations and capitalization in debt and equity. Prior to CTI BioPharma, Mr. Kirske served as Vice President and Chief Financial Officer of Helix BioMedix where he managed all financial and administrative activities. Previously, he was the Treasurer and Corporate Controller for F-5 Networks and Redhook Brewery, where he managed corporate and international entities and was part of the management teams that led and executed each company’s successful initial public offering. Earlier, he held a controllership position at Cray Computer. Mr. Kirske holds a B.A. in Business Administration from the University of Puget Sound.

There are no family relationships between Mr. Kirske and any director or executive officer of the Company. There are no arrangements or understandings between Mr. Kirske and any other person pursuant to which he was appointed as Chief Financial Officer of the Company, nor are there any transactions to which the Company is or was a participant in which Mr. Kirske has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K. In addition, Mr. Kirske will enter into an indemnification agreement with the Company consistent with the form of indemnification agreement entered into between the Company and its existing officers.

The Company entered into an employment agreement, dated August 11, 2025, with Mr. Kirske (the “Kirske Employment Agreement”), pursuant to which Mr. Kirske will become the Chief Financial Officer of the Company, effective as of the Effective Time. The Kirske Employment Agreement provides providing for, among other things, an annual base salary of $495,000, a retention and performance-based deferred bonus of $120,000, payable upon Mr. Kirske’s transition of the Chief Financial Officer role to a Board-approved successor, a target annual bonus opportunity of 50% of his base salary each year (with the target bonus for 2025 being pro-rated), an option grant equal to 1,073,249 shares of Common Stock subject to time-based vesting and a performance-based option grant equal to 1,760,563 shares of Common Stock. Mr. Kirske will also be eligible to participate in the Company’s general employee benefit plans during his employment term.

Pursuant to the Kirske Employment Agreement, if Mr. Kirske is terminated without “Cause” or resigns for “Good Reason” (as such terms are defined in the Kirske Employment Agreement), he will be entitled to: (i) all accrued and unpaid base salary through the termination date; (ii) continuing severance pay at a rate equal to one hundred percent (100%) of Mr. Kirske’s base salary, plus the pro-rata portion of Mr. Kirske’s target bonus for the calendar year in which the termination occurs based on the period worked by Mr. Kirske’s during such calendar year prior to termination, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Mr. Kirske is entitled to reimbursement, but for which Mr. Kirske has not yet been reimbursed; (iv) the pro-rata portion of the target bonus for the calendar year in which the termination occurs based on the period worked by Mr. Kirske during such calendar year prior to termination; (v) provided that Mr. Kirske elects COBRA coverage, reimbursement for a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date Mr. Kirske’s employment terminates, until the earlier of twelve (12) months from the date of termination or the date upon which Mr. Kirske becomes eligible to receive health benefits through another employer; and (vi) accelerated vesting of any then-outstanding unvested equity awards. In the event that Mr. Kirske is terminated without “Cause” or resigns for “Good Reason” within twenty-four (24) months after a “change of control period” (as such terms are defined in the Kirske Employment Agreement), then he is entitled to: (i) Mr. Kirske’s base salary through the effective date of the termination or resignation; (ii) continuing severance pay at a rate equal to 100% of Mr. Kirske’s base salary, plus Mr. Kirske’s target bonus, as then in effect (less applicable withholding), for a period of twelve (12) months from the date of such termination, to be paid in a single lump sum in accordance with the Company’s normal payroll practices within sixty (60) days following the date of termination; (iii) reimbursement of all business expenses for which Mr. Kirske is entitled to be reimbursement, but for which Mr. Kirske has not yet been reimbursed as of the date of the termination or resignation; (iv) an amount equal to 100% of Mr. Kirske’s target bonus for the calendar year in which the termination or resignation occurs in advance of such target bonus being earned; (v) provided that Mr. Kirske elects COBRA coverage, reimbursement for a portion of each COBRA premium payment equal to the portion the Company contributed to such health insurance premium cost as of the date Mr. Kirske’s employment terminates, until the earlier of twelve (12) months from the date employment terminates or the date upon which Mr. Kirske becomes eligible to receive health benefits through another employer; and (vi) the full acceleration of vesting of any then-outstanding unvested equity awards as of the date Mr. Kirske’s employment with the Company terminated.

The foregoing description of the Kirske Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Kirske Employment Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025.

Amendment No. 1 to Amended and Restated 2019 Inducement Equity Incentive Plan

On August 11, 2025, the Board adopted Amendment No. 1 (the “Amendment”) to the X4 Pharmaceuticals, Inc. Amended and Restated 2019 Inducement Equity Incentive Plan (the “2019 Inducement Plan”), which increased the number of authorized shares of the Common Stock available for issuance under the 2019 Inducement Plan from 442,394 to 11,775,643. All of the other terms of the 2019 Inducement Plan remain the same. The Amendment was adopted by the Board without stockholder approval pursuant to Rule 5635(c)(4) of the Nasdaq Listing Rules. In accordance with Rule 5635(c)(4) of the Nasdaq Listing Rules, awards under the 2019 Inducement Plan may only be made to an employee who is commencing employment with the Company or any subsidiary or who is being rehired following a bona fide interruption of employment by the Company or any subsidiary, in either case if he or she is granted such award in connection with his or her commencement of employment with the Company or a subsidiary and such grant is an inducement material to his or her entering into employment with the Company or such subsidiary.

A complete copy of the Amendment is filed herewith as Exhibit 10.3 and incorporated herein by reference. The above summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 8.01	Other Events.
On August 12, 2025, the Company issued a press release announcing the pricing of the Private Placement, the appointments of Dr. Craig as the Executive Chairman and a director, Mr. Kirske as Chief Financial Officer and Mr. Volpone as President. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation express or implied statements regarding the expected closing of the Private Placement, anticipated proceeds from the Private Placement and the use thereof, the Company’s plans to file a registration statement to register the resale of the shares of Common Stock to be issued and sold in the Private Placement and the issuance of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants, and the anticipated timeline of the leadership changes and related compensation arrangements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “target,” “should,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to the Company’s inability, or the inability of the Investors, to satisfy the conditions to closing for the Private Placement; the closing of the Private Placement; and other risks and uncertainties described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, which is on file with the SEC; and risks described in other filings that the Company makes with the SEC in the future. Any forward-looking statements contained in this Form 8-K speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.
Exhibit No.	Description
4.1	Form of August 2025 Pre-Funded Warrant.
10.1	Securities Purchase Agreement, dated August 11, 2025, by and among X4 Pharmaceuticals, Inc. and the persons party thereto.
10.2	Registration Rights Agreement, dated August 11, 2025, by and among X4 Pharmaceuticals, Inc. and the persons party thereto.
10.3	Amendment No. 1 to X4 Pharmaceuticals, Inc. Amended and Restated 2019 Inducement Equity Incentive Plan
99.1	Press Release issued by X4 Pharmaceuticals, Inc., dated August 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

X4 PHARMACEUTICALS, INC.

Date: August 12, 2025	By:	/s/ Natasha Thoren
Natasha Thoren
Chief Legal Officer